Independent auditors' consent

The board and shareholders
AXP Market Advantage Series, Inc.
  AXP Blue Chip  Advantage  Fund
  AXP Small Company Index Fund
  AXP S&P 500 Index Fund
  AXP Mid Cap Index Fund
  AXP Total Stock Market Index Fund
  AXP International Equity Index Fund
  AXP Nasdaq 100 Index Fund


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



/S/ KPMG LLP
    KPMG LLP
Minneapolis, Minnesota
March 29, 2000